UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2006
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Commission File Number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (Incorporated in New York) 52 Farm View Drive New Gloucester, Maine 04260-5116 (207) 688-6300 www.energyeast.com	14-1798693

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 14, 2006, Energy East Corporation (the "company," "we" or "our") received a notice from the New York Stock Exchange ("NYSE") that our proxy statement relating to our 2006 Annual Meeting of Stockholders (the "2006 Proxy Statement") did not state the name of our presiding director or the procedure by which the presiding director is chosen to preside at regularly scheduled executive sessions of the nonmanagement directors, as required by Section 303A.03 of the NYSE Listed Company Manual. In response to the NYSE's notice, we are filing this Form 8-K and we have been advised by the NYSE that, upon the filing of this Form 8-K, we will be in compliance with the technical requirements of Section 303A.03 of the NYSE Listed Company Manual.

Prior to April 2006, the Chairpersons of the Audit, Compensation and Management Succession, Corporate Responsibility, and Nominating and Corporate Governance Committees presided at executive sessions of the nonmanagement directors in rotating alphabetical order by committee name. That process had been described in prior company proxy statements, but not the 2006 Proxy Statement. In the 2006 Proxy Statement, we announced a change to our Corporate Governance Guidelines to establish the position of a lead director who, among other things, would preside at all executive sessions of the nonmanagement directors. Since pursuant to our new Corporate Governance Guidelines the term of the lead director runs from one Annual Meeting to the next, a lead director had not been appointed at the time the 2006 Proxy Statement was filed, so we could not name a lead director in the 2006 Proxy Statement.

Following the election of directors at our 2006 Annual Meeting of Stockholders, the company's board of directors, on June 13, 2006, elected Joseph J. Castiglia as Lead Director. In the future, the proxy statements for our Annual Meeting of Stockholders will identify our Lead Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 18, 2006	ENERGY EAST CORPORATION (Registrant) By /s/Robert D. Kump Robert D. Kump Vice President, Controller & Chief Accounting Officer